Exhibit 10.1

GENERAL RELEASE AND SEPARATION AGREEMENT

This General Release and Separation Agreement (“AGREEMENT”) is made and entered into by and between Ruben Inofuentes (“EMPLOYEE”) and Farmer Bros. Co., a Delaware corporation (the “Company”).

In consideration of the covenants undertaken and releases contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and EMPLOYEE agree as follows:

1.         Separation. EMPLOYEE is hereby separated from employment with Company effective February 17, 2023 (the “Separation Date”). Company acknowledges EMPLOYEE'S separation pursuant to the covenants, releases, terms, and conditions set forth in this AGREEMENT.

2.            Severance Package.

(a)
Severance Pay. In consideration for the covenants and releases herein by EMPLOYEE, the Company shall pay EMPLOYEE fifty-two (52) weeks of severance pay (the “Severance Pay”). The Severance Pay shall be paid in regular bi-weekly installments on the Company’s regular pay dates, commencing on the first regular pay date after the Separation Date that is at least eight (8) days after EMPLOYEE signs and returns this AGREEMENT and continuing until all installments are paid (the "Severance Period"). EMPLOYEE’S total Severance Pay shall equal $360,500.00. The Severance Pay shall be subject to normal withholding and any other deductions required by law or previously authorized by EMPLOYEE. The severance is contingent on employee not breaching or revoking the AGREEMENT.

(b)
Health Insurance. Health Insurance coverage will continue until the Separation Date occurs. Thereafter, Company shall not provide EMPLOYEE or EMPLOYEE’s qualified spouse or dependents with health insurance coverage at Company’s expense; however, EMPLOYEE may be eligible to continue health insurance by electing COBRA benefits at EMPLOYEE’s expense.

3.            No Further Obligations. Except for the obligations expressly set forth herein, Company shall make no further payments or contributions on behalf of EMPLOYEE or EMPLOYEE’S family members, whether for salary, vacation, sick days, life insurance, long term disability insurance, cash profit sharing, tuition reimbursement, deferred profit sharing or for any other compensation or benefits following the Separation Date. EMPLOYEE shall continue to be entitled to any benefits vested under any Company retirement benefit plan.

4.           Return of Property. EMPLOYEE agrees that all Company property used or accessed during employment and in EMPLOYEE’S possession will be returned to Company no later than February 17, 2023.

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5.            Release and Other Covenants of EMPLOYEE. In consideration for the Severance Pay, other payments and benefits, and other covenants of Company made herein:

(a)
General Release. EMPLOYEE, on his own behalf and on behalf of his descendants, dependents, spouse, heirs, executors, administrators, assignees and successors, and each of them, hereby releases and forever discharges Company and any and all of its parent, subsidiary, and affiliated corporations, businesses and partnerships, and all of its officers, directors, employees, agents, shareholders, attorneys, insurers, employee benefits plans, past and present, as well as the heirs, executors, administrators, predecessors, successors and assigns (the “RELEASED PARTIES”) from and against any and all claims, causes of action, agency actions, and lawsuits whether past or present, known or unknown, civil or otherwise, which have been asserted or could have been asserted by EMPLOYEE against Company, and any Company employees, including all claims for any form of damages, including economic damages, non-economic damages, punitive damages, exemplary damages, compensation, overtime compensation, salary, wages, bonuses, benefits, liens, costs and expenses, obligations, debts and liability of any kind or nature whatsoever, including but not limited to attorneys’ fees, whether known or unknown, fixed or contingent, that EMPLOYEE ever had or may now or hereafter have or claim to have or incur as a result of that could be related in any way to EMPLOYEE’S employment by Company, EMPLOYEE also hereby covenants not to file a lawsuit or participate in a class action lawsuit to assert any claims released by EMPLOYEE pursuant to this AGREEMENT. This general release includes but is not limited to claims arising out of or in connection with: (i) EMPLOYEE’S employment relationship with Company or the EMPLOYEE’S termination thereof; (ii) any allegation that Company wrongfully or unlawfully terminated, discharged or laid off EMPLOYEE; (iii) any allegation of violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Worker’s Adjustment and Retraining Notification Act, the National Labor Relations Act, the Fair Labor Standards Act, the Rehabilitation Act of 1973, the Uniform Services Employment and Reemployment Rights Act, the Family and Medical Leave Act of 1993; or any other applicable state, municipal or city ordinance; (iv) any allegation of breach of contract, defamation, intentional or negligent infliction of emotional distress, workplace harassment or discrimination, invasion of privacy, violation of public policy, negligence or any other tort; (v) any allegation of a breach of any contract of employment, express or implied, or of a violation of any Company policy or procedure, of the U.S. Constitution or constitution of any state, or any other law, rule, regulation or ordinance pertaining to employment or the termination of employment; and/or (vi) any other statutory or common law cause of action. EMPLOYEE acknowledges and affirms that EMPLOYEE is not aware of any conduct, occurrences or facts occurring before or during employment with Company or at any time before the date of this AGREEMENT that would constitute a violation of or give rise to a claim under any statute, common law or legal theory released in this Section 5(a). This release pertains to all acts or omissions by Company or the other Released Parties through Effective Date of this AGREEMENT.

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Nothing in this AGREEMENT shall be deemed to preclude EMPLOYEE from filing or maintaining a Charge with the Equal Employment Opportunity Commission (“EEOC”), the Texas Workforce Commission (“TWC”), or the National Labor Relations Board (“NLRB”). EMPLOYEE acknowledges, however, that other than set forth above, by signing this Agreement EMPLOYEE hereby releases any personal entitlement to reinstatement, back pay, damages or any other recovery or remedy in connection with any action brought against any of the RELEASED PARTIES, regardless of who filed or initiated such action. The foregoing release does not extend to EMPLOYEE’S vested right(s), if any, to receive any benefit under the terms of any “employee benefit plan,” as defined in Section 3(3) of ERISA,

(b)
Leave Rights. EMPLOYEE represents that EMPLOYEE has received all leave under the Family and Medical Leave Act, as amended (“FMLA”) and any State or local law providing for family or medical leave to which EMPLOYEE believes EMPLOYEE is entitled, and EMPLOYEE is not aware of any facts on which a claim under either the FMLA or a State’s Family Rights Act could be brought.

(c)
No Right to Rehire. EMPLOYEE recognizes that EMPLOYEE’S employment relationship with Company has been permanently severed as of the Separation Date, and that Company has no obligation, contractual or otherwise, to rehire, reemploy, recall or hire EMPLOYEE in the future.

(d)
No Unauthorized Access. EMPLOYEE agrees that EMPLOYEE will not, without consent of Company, enter the exterior or interior premises of any Company facility, or attend any meeting, function or event sponsored by Company.

(e)
All Wages Paid. EMPLOYEE acknowledges that EMPLOYEE has been paid EMPLOYEE’S compensation in full through the Separation Date, including all benefits and unused, earned or accrued vacation, and is not entitled to any other compensation except as specifically set forth in this AGREEMENT.

(f)	No Assignment of Claims. EMPLOYEE represents that EMPLOYEE has not assigned or otherwise transferred to any party any claim that is being released pursuant to this AGREEMENT.

(g)
Acknowledgment of Obligations. EMPLOYEE acknowledges and agrees to the obligations and provisions described in Section 2(c) and Section 5 of the Company’s Severance Pay Plan. EMPLOYEE acknowledges and agrees to continue to be bound by the obligations and provisions of the Employee Confidentiality and Trade Secret Agreement previously executed by EMPLOYEE.

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(h)
No Actions. EMPLOYEE represents that EMPLOYEE has not filed any action, lawsuit, claim, charge, or complaining against any of the RELEASED PARTIES with any local, state or federal agency or court. EMPLOYEE further represents that EMPLOYEE is not aware of any employment-related injury for which EMPLOYEE may be entitled to workers’ compensation benefits for which no claim has been filed to as of the date of EMPLOYEE’S signature below.

6.           Remedies for Breach. In the event that EMPLOYEE breaches any of the terms or provisions of this AGREEMENT, Company’s obligations under this AGREEMENT shall immediately terminate, including without limitation, all remaining monetary obligations of Company to EMPLOYEE other than any obligation for vested pension benefits that are outstanding at the time of the breach. EMPLOYEE acknowledges that the remedies at law for a breach of this AGREEMENT are inadequate and that Company shall be entitled to injunctive relief from a court of competent jurisdiction to prevent a breach by EMPLOYEE of the terms of this AGREEMENT.

7.           No Admission. The parties expressly agree that nothing contained in this AGREEMENT is or may be construed as an admission by Company or EMPLOYEE of any liability, wrongdoing or unlawful conduct. Neither this AGREEMENT nor anything in this AGREEMENT shall be construed to be, or shall be admissible in any proceeding as, evidence of liability or wrongdoing by the Company or any of its employees or agents.

8.          Severability. Each of the terms of this AGREEMENT is deemed severable in whole or in part and if any term or provision, or the application thereof, in any circumstance should be illegal, invalid or unenforceable, the remaining terms and provisions shall not be affected thereby and shall remain in full force and effect.

9.            Governing Law/Jurisdiction. This AGREEMENT shall be deemed to have been executed and delivered in the State of Texas. To the full extent permitted by law, in all respects the rights and obligations of the parties under this AGREEMENT shall be interpreted, enforced and governed in accordance with the laws of the State of Texas without regard to the principles of conflict of laws. Any and all legal actions or proceedings against either party arising out of this AGREEMENT shall be brought in a court of appropriate jurisdiction sitting in Tarrant County, Texas county or for claims arising out of EMPLOYEE’S employment with Company shall be brought in arbitration as required by the Mutual Agreement to Arbitrate Claims previously executed (if any) by EMPLOYEE and each party submits to and accepts the exclusive jurisdiction of such courts and/or arbitrator for the purpose of such legal action or proceeding. Each party hereby irrevocably waives any objection it may now have or hereafter have to this choice of venue of any legal action or proceeding in any such court and further waives any claim that any legal action or proceeding brought in any such court has been brought in an inappropriate forum.

10.          Consultation with an Attorney. EMPLOYEE acknowledges the opportunity to consult with an attorney regarding the AGREEMENT, and has been given reasonable time to consider this AGREEMENT before signing it, and that this AGREEMENT is entered to and executed knowingly, willingly, and voluntarily.

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11.           Section 409A Compliance.

(a)           This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible.  Any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination of employment constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the EMPLOYEE on account of non-compliance with Section 409A.

(b)           To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(i)          the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year.

(ii)         any reimbursement of an eligible expense shall be paid to the EMPLOYEE on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(iii)        any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

12.        Entire Agreement. Except where specifically incorporated by reference herein, This Agreement constitutes and contains the entire agreement and understanding concerning EMPLOYEE’S termination of employment and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.

13.          No Other Representations or Promises.  EMPLOYEE represents that there are no prior or contemporaneous oral or written agreements or representations made by the Company with respect to this AGREEMENT and that this AGREEMENT represents the entire agreement and understanding of the parties with respect to the subject matter hereof.  This AGREEMENT may not be modified, altered or changed except in writing and signed by both parties wherein specific reference is made to this AGREEMENT.  This AGREEMENT shall be construed without regard to the party that drafted it.  The language used in this AGREEMENT shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.  Any ambiguity shall not be interpreted against either party but shall, instead, be resolved in accordance with other applicable rules concerning the interpretation of contracts. The failure of the Company to enforce at any time any provision of this AGREEMENT will in no way be construed to be a waiver of such provision or of any other provision hereof. EMPLOYEE further represents that EMPLOYEE is entering into this AGREEMENT without any threat or coercion and without reliance on any promise, inducement or statement, written or oral, made by any person representing Company, except as expressly set forth in this AGREEMENT.

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14.          Successors and Assigns. This AGREEMENT shall be binding on and shall inure to the benefit of Company and its legal representatives, transferees, successors, and assigns, and shall be binding on EMPLOYEE and EMPLOYEE’S legal representatives, heirs, transferees, successors and assigns; provided that, notwithstanding anything to the contrary contained elsewhere in this AGREEMENT, the obligations of Company to make payments and provide other benefits to EMPLOYEE or EMPLOYEE’S dependents under this AGREEMENT shall terminate upon the EMPLOYEE’S death, unless sooner terminated on the dates set forth earlier in this AGREEMENT.

15.          Waiver. No waiver of any breach of any term or provision of this AGREEMENT shall be construed to be, nor shall be, a waiver of any other breach of this AGREEMENT. No waiver shall be binding unless in writing and signed by the party waiving the breach.

16.       ADEA Waiver. In accordance with the Older Workers Benefit Protection Act of 1990, EMPLOYEE is hereby advised that this AGREEMENT includes a release and waiver of claims under the Age Discrimination in Employment Act (“ADEA”), and EMPLOYEE agrees as follows:

(a)          This AGREEMENT is written in a manner calculated to be understood by EMPLOYEE, and EMPLOYEE understands it;

(b)       This AGREEMENT provides consideration to EMPLOYEE in addition to anything else EMPLOYEE is already entitled to receive;

(c)         EMPLOYEE has forty-five (45) days prior to the execution of the AGREEMENT, and is choosing to waive this right by signing this AGREEMENT. EMPLOYEE agrees that any changes or amendments to this AGREEMENT, whether or not material, will not restart the forty-five (45) day period;

(d)         EMPLOYEE has seven (7) days after signing this AGREEMENT to revoke this AGREEMENT, and this AGREEMENT will not be effective, and EMPLOYEE will not receive any of the separation benefits, until that revocation period has expired;

(e)         EMPLOYEE has the right to consult with an attorney before signing this Agreement and, to the extent desired, EMPLOYEE has done so; and

(f)          EMPLOYEE does not waive rights or claims under the ADEA that may arise after the date this Agreement is executed.

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If EMPLOYEE wishes to revoke this AGREEMENT, EMPLOYEE must deliver written notice via email, stating EMPLOYEE’S intent to revoke to Amber Jefferson - ajefferson@farmerbros.com on or before 5:00 p.m. on the seventh (7Ih) day after the date on which you sign this AGREEMENT.

17.          Cooperation.  EMPLOYEE agrees to cooperate with COMPANY at such reasonable times and places as may be reasonably requested, and to provide all information that may be reasonably requested with respect to any matter involving his present or former relationship with COMPANY, the work EMPLOYEE performed for COMPANY, or present or former employees, so long as such requests do not unreasonably interfere with any other job or significant personal activity in which EMPLOYEE is engaged. This specifically includes, but is not limited to, EMPLOYEE’S assistance with general corporate and transactional matters, regulatory inquiries, investigations and litigation matters, including depositions and/or court appearances in connection therewith, which may include appearances in other states and assistance and cooperation with COMPANY’S outside counsel representing the COMPANY in general corporate and transactional matters, regulatory inquiries, investigations and litigation.  COMPANY will make reasonable efforts to schedule these matters at times and locations convenient for EMPLOYEE should they arise.

18.           Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes.

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IN WITNESS WHEREOF, the parties have executed this AGREEMENT as of the 23rd day of March, 2023.

EMPLOYEE NAME	FARMER BROS. CO.

/s/ Ruben Inofuentes	/s/ Amber Jefferson
Ruben Inofuentes	Amber Jefferson, Chief Human Resource Officer

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